UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2011

Resource America, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-4408	72-0654145
(State of Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Crescent Drive, Suite 203 Navy Yard Corporate Center Philadelphia, PA		19112
(Address of Principal Executive		(Zip Code)
Offices)

Registrant's telephone number, including area code: 215-546-5005

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On February 25, 2011, Resource America, Inc. (NASDAQ: REXI) (the “Company”), as guarantor, and two indirect wholly-owned subsidiaries (the “Borrowers”), entered into a new $3.5 million revolving credit facility (the “Loan Agreement”) with Republic First Bank.

We describe the Loan Agreement in Item 2.03 below, which is incorporated by reference as if fully set forth herein.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet
             Arrangement of a Registrant.

On February 25, 2011, the Borrowers entered into a Loan Agreement for a $3.5 million secured line of credit.  The Loan Agreement matures on September 28, 2012 and up to $350,000 of borrowings may be in the form of standby letters of credit.  Borrowings under the Loan Agreement are secured by a first priority security interest in certain real estate collateral and a pledge of 700,000 shares of common stock of Resource Capital Corp. (NYSE: RSO) held by one of the Borrowers (the “Pledged Shares”).  Availability under the facility is limited to the lesser of (a) the sum of (i) 25% of the appraised value of the real estate collateral and (ii) 100% of the realized cash value and 75% of the market value of the Pledged Shares, (b) 100% of the cash or market value of the Pledged Shares or (c) $3.5 million.  Borrowings under the facility bear interest at the Prime Rate plus 100 basis points, with a floor of 4.5%.

The Loan Agreement contains customary representations and for facilities of this type, including covenants that limit the Borrowers’ ability to incur additional indebtedness, transfer pledged collateral or grant liens. The events which constitute an event of default are also customary for loans of this size, including payment defaults, breaches of representations or covenants, adverse judgments in excess of a specified amount and a change of control. Occurrence of an event of default allows the lender to accelerate the payment of the loan and terminate its commitment to lend.

The foregoing description of the Loan Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the document filed as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Loan Agreement dated February 25, 2011 between and among Resource America, Inc. and Republic First Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Resource America, Inc.

Date: March 3, 2011	/s/ Thomas C. Elliott Thomas C. Elliott Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Loan Agreement dated February 25, 2011 between and among Resource America, Inc. and Republic First Bank.